Exhibit 99.1

Yumanity Therapeutics Completes Reverse Merger with Proteostasis Therapeutics

December 23, 2020

Shares of Yumanity to commence trading on Nasdaq under new ticker symbol “YMTX” on December 23, 2020

$33.6 million common stock private investment in public equity (“PIPE”) transaction closes concurrently with the merger

BOSTON, Dec. 23, 2020 (GLOBE NEWSWIRE) — Yumanity Therapeutics (Nasdaq: YMTX), a clinical-stage biopharmaceutical company focused on the discovery and development of innovative, disease-modifying therapies for neurodegenerative diseases, today announced that its reverse merger with Proteostasis Therapeutics, Inc. closed on December 22, 2020, following the approval of Proteostasis shareholders. The combined company will operate under the name Yumanity Therapeutics, Inc., and its shares will commence trading on the Nasdaq Capital Market on December 23, 2020, under the ticker symbol “YMTX.” The $33.6 million PIPE transaction, announced on December 15, closed concurrently with the merger.

“Our joining the NASDAQ stock exchange through this merger marks a transformative moment in the history of the company as we look to deliver disease-modifying treatments to patients suffering from neurodegenerative diseases,” said Richard Peters, M.D., Ph.D., President, Chief Executive Officer and Director of Yumanity. “Our accelerating momentum will continue into 2021 as we look to deliver clinical data from our lead program for Parkinson’s disease as well as advance several other programs from our diverse portfolio of assets.”

Pursuant to the merger, all of Yumanity’s outstanding equity was converted into Proteostasis common stock and securities convertible into or exercisable for Proteostasis common stock. Immediately following the completion of the merger, the former stockholders of Yumanity held approximately 70.3% of the outstanding fully-diluted shares of common stock of the combined company. Proteostasis shareholders and optionholders retained an ownership interest representing approximately 29.7% of the outstanding fully-diluted shares of common stock of the combined company. Proteostasis shareholders as of immediately prior to the merger also received contingent value rights entitling them to share in proceeds, if any, from the monetization of the Proteostasis cystic fibrosis assets, though there can be no assurances any such monetization will occur. The combined company will have nine directors including two Proteostasis directors, David Arkowitz and Kim Drapkin, and the existing Yumanity Directors; Dr. Tony Coles will serve as executive chairperson.

Yumanity’s development pipeline consists of the following programs:

•	Yumanity’s lead product candidate, YTX-7739, which is currently in Phase 1 clinical development for the treatment and disease modification of Parkinson’s disease.

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Additional wholly owned programs, including YTX-9184, expected to enter the clinic next year for the treatment of dementia with Lewy bodies, as well as programs for amyotrophic lateral sclerosis (ALS or Lou Gehrig’s disease), multi-system atrophy, Alzheimer’s disease, and other neurodegenerative diseases are also in development.

•	Programs for amyotrophic lateral sclerosis and frontotemporal lobar dementia (FTLD), which are being developed as part of a strategic research collaboration and license agreement with Merck.

•	Yumanity plans to explore strategic alternatives for the Proteostasis assets.

About Yumanity Therapeutics

Yumanity Therapeutics is a clinical-stage biopharmaceutical company dedicated to accelerating the revolution in the treatment of neurodegenerative diseases through its scientific foundation and drug discovery platform. The Company’s most advanced product candidate, YTX-7739, is currently in Phase 1 clinical development for Parkinson’s disease. Yumanity’s drug discovery platform is designed to enable the Company to rapidly screen for potential disease-modifying therapies by overcoming toxicity of misfolded proteins in neurogenerative diseases. Yumanity’s pipeline consists of additional programs focused on dementia with Lewy bodies, multi- system atrophy, amyotrophic lateral sclerosis (ALS or Lou Gehrig’s disease), frontotemporal lobar dementia (FTLD), and Alzheimer’s disease.

For more information, please visit www.yumanity.com.

Yumanity Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: future product development plans and projected timelines for the initiation and completion of preclinical and clinical trials and other activities; the potential for the results of ongoing preclinical or clinical trials and the efficacy of Yumanity’s product candidates; future product development and regulatory strategies, including with respect to specific indications; and Yumanity’s plans for the Proteostasis assets. The use of words such as, but not limited to, “believe,” “expect,” “estimate,” “project,” “intend,” “future,” “potential,” “continue,” “may,” “might,” “plan,” “will,” “should,” “seek,” “anticipate,” or “could” and other similar words or expressions are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on Yumanity’s current beliefs, expectations and assumptions regarding the future of Yumanity’s business, future plans and strategies, clinical results and other future conditions. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Such forward-looking statements are subject to a number of material risks and uncertainties including but not limited to: (i) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement;(ii) unanticipated difficulties or expenditures relating to the merger, the response of business partners and competitors to the announcement or completion of the merger, and/or potential difficulties in employee retention as a result of the announcement or completion of the merger; (iii) the combined company’s listing on the Nasdaq Capital Market; (iv) the adequacy of the combined company’s capital to support its future operations and its ability to successfully initiate and complete clinical trials; (v) the nature, strategy and focus of the combined company; (vi) the difficulty in predicting the time and cost of development of Yumanity’s product candidates; (vii) Yumanity’s plans to research, develop and commercialize its current and future product candidates, including, but not limited to, YTX-7739; (viii) the timing of initiation of Yumanity’s planned preclinical studies and clinical trials; (ix) the timing of the availability of data from Yumanity’s clinical trials; (x) the timing of any planned investigational new drug application or new drug application; (xi) the risk of cessation or delay of any ongoing or planned clinical trials of Yumanity or its collaborators; (xii) the clinical utility, potential benefits and market acceptance of Yumanity’s product candidates; (xiii) Yumanity’s commercialization, marketing and manufacturing capabilities and strategy; (xiv) Yumanity’s ability to identify additional product candidates with significant commercial potential and to expand its pipeline in neurodegenerative diseases; (xv) the risk that Yumanity may not realize the intended benefits of its drug discovery platform; (xvi) developments and projections relating to Yumanity’s competitors and its industry; (xvii) the impact of government laws and regulations; (xviii) the impact of public health epidemics affecting countries or regions in which Yumanity has operations or does business, such as the COVID-19 pandemic, (xix) the timing and anticipated results of Yumanity’s preclinical studies and clinical trials and the risk that the results of Yumanity’s preclinical studies and clinical trials may not be predictive of future results in connection with future studies or clinical trials; (xx) the timing and outcome of Yumanity’s planned interactions with regulatory authorities; (xxi) Yumanity’s ability to protect its intellectual property position; (xxii) Yumanity’s estimates regarding future revenue, expenses, capital requirements and need for additional financing; and (xxiii) those risks detailed in Proteostasis’ definitive proxy statement/prospectus/information statement filed with the Securities and Exchange Commission on November 12, 2020, as well as discussions of potential risks, uncertainties, and other important factors in Yumanity’s subsequent filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it was made. None of Yumanity, nor its affiliates, advisors or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as result of new information, future events or otherwise, except as required by law.

Contacts

Investors:

Burns McClellan, Inc.

John Grimaldi

jgrimaldi@burnsmc.com

(212) 213-0006

Media:

Burns McClellan, Inc.

Ryo Imai / Robert Flamm, Ph.D.

rimai@burnsmc.com / rflamm@burnsmc.com

(212) 213-0006

Source: Yumanity Therapeutics Inc